UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangement of Paul G. Casner, Jr.

On August 14, 2009, Integral Systems, Inc. (the “Company”) filed a Current Report on Form 8-K/A with the Securities and Exchange Commission (the “SEC”) reporting on the compensation arrangement approved on August 10, 2009, by the Compensation Committee of the Board of Directors for Paul G. Casner, Jr., who was appointed interim Chief Executive Officer of the Company effective August 5, 2009. This Current Report on Form 8-K/A amends the prior Form 8-K/A in certain respects.

The stock options granted to Mr. Casner to purchase one hundred thousand (100,000) shares of the Company’s common stock under the Company’s 2008 Stock Incentive Plan vest in three equal annual installments on the grant date and the first two anniversaries of the grant date, instead of on the first three anniversaries of the grant date. Moreover, any incentive compensation for fiscal year 2010 paid to Mr. Casner will be determined by the Compensation Committee of the Board in its discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: August 27, 2009	By:	/s/ William M. Bambarger, Jr.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer